UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2005

AMERICAN POWER CONVERSION CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	1-12432	04-2722013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island 02892

(Address of principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: 401-789-5735

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 11, 2005, American Power Conversion Corporation (the “Company”) entered into a Change-in-Control Severance Agreement (the “CIC Agreement”) with Richard J. Thompson, Senior Vice President – Finance and Chief Financial Officer of the Company (the “Executive”). The CIC Agreement is designed to provide an incentive to the Executive to remain with the Company leading up to and following a Change in Control (as defined in the CIC Agreement). The CIC Agreement is attached to this Form 8-K as Exhibit 10.1.

If a Change in Control occurs, all of the Executive's unvested stock options automatically vest and become immediately exercisable and all of the Executive’s unvested restricted stock units automatically vest. In the event of a subsequent termination of the Executive's employment for any reason, all of the Executive's stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. The provisions regarding acceleration of vesting upon a Change in Control and extension of the period of exercisability are subject to certain limitations applicable to "incentive stock options" contained in Section 422 of the Internal Revenue Code. If within two years following a Change in Control the Executive's employment is terminated (i) by the Company other than for specified cause, death or disability, or (ii) by the Executive for specified good reason, the Executive shall be entitled to the following: (a) two times the Executive's annual base salary and the Executive's bonus for the preceding year; (b) continued health, life and disability benefits for two years following termination; (c) cash in the amount of the present value of retirement benefits; (d) outplacement services for up to one year following termination; (e) up to $5,000 of financial planning services; and (f) accrued vacation pay.

In consideration of the benefits provided under the CIC Agreement, the Executive concurrently entered into an Agreement Relating to Non-Competition with the Company (the “Non-Competition Agreement”) under which he agrees not to compete with the Company beginning July 11, 2005 and ending one year following the date of termination of his employment with the Company. The Non-Competition Agreement is attached as Schedule 1 to the CIC Agreement.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Change-in-Control Severance Agreement, dated July 11, 2005, between American Power Conversion Corporation and Richard J. Thompson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION

CORPORATION

Dated: July 11, 2005	By: /s/ Jeffrey J. Giguere

Jeffrey J. Giguere,

Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1	Change-in-Control Severance Agreement, dated July 11, 2005, between American Power Conversion Corporation and Richard J. Thompson.